Exhibit 99.1

Ekso Bionics Appoints Howard Palefsky to its Board of Directors

RICHMOND, Calif., March 23, 2017 -- Ekso Bionics Holdings, Inc. (NASDAQ:EKSO), a robotic exoskeleton company, today announced today that Howard Palefsky has been appointed to its board of directors, effective immediately.

Howard Palefsky is a veteran in the healthcare industry who has extensive experience as an entrepreneur, CEO, board chair, director and investor in the life sciences, including medical devices. Mr. Palefsky is currently an active advisor or board member to multiple companies in the healthcare arena, including Olatec Therapeutics, Adigica Health, Life Sciences Alternative Funding and Victoria Capital Mangement. Previously, he was a managing director at Montreaux Equity Partners as well as chairman and CEO of a Montreux portfolio company, NeurogesX. From 1978 to 1997, Mr Palefsky was the chairman, president and CEO of Collagen Corporation, a pioneer in the aesthetic medicine field. Mr. Palefsky led Collagen from a pre-revenue, venture funded start up through numerous financings, product approvals, international launches and profitability, all of which culminated in Collagen’s initial public offering. He then managed the creation of Collagen’s spin-off companies and each of their ultimate acquisitions.

“We are delighted to be adding Howard to our board. He has a proven track record of operational excellence and organizational development at medical device companies,” said Thomas Looby, president and chief executive officer of Ekso Bionics. “His experience and leadership will be vital as we continue growing.”

“I am honored and delighted to be part of a company that can change lives the way that Ekso Bionics’ exoskeletons can, and I am very excited about the prospects for Ekso’s technologies to enable spinal cord injury and stroke patients to regain function,” said Mr. Palefsky. “I look forward to working with management and the board to build on the great work already done as the company continues on its upward trajectory.”

About Ekso Bionics®

Ekso Bionics is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical, industrial and defense applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe, to providing research for the advancement of R&D projects intended to benefit U.S. defense capabilities. The company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

About Ekso GT™

Ekso GT™ is the first exoskeleton cleared by the FDA for use with stroke and spinal cord injuries from L5 to C7. The EksoGT with SmartAssist™ software is the only exoskeleton available for rehabilitation institutions that can provide adaptive amounts of power to either side of the patient’s body, challenging the patient as they progress through their continuum of care. The suit’s patented technology provides the ability to mobilize patients earlier, more frequently and with a greater number of high intensity steps. To date, this device has helped patients take more than 70 million steps in over 130 rehabilitation institutions around the world.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) estimates or projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Media Contact:

Carrie Yamond

917-371-2320

cyamond@lazarpartners.com

Investor Contact:

Debbie Kaster

415-937-5403

investors@eksobionics.com